Exhibit 10.2

NATIONAL RESEARCH CORPORATION

INCENTIVE STOCK AWARD NOTICE

GRANTEE:	Shane Harrison (“you” or “Executive”)

TYPE AND AMOUNT OF AWARD:	172,000 Shares of Common Stock of National Research Corporation (the “Shares”)

DATE OF GRANT:	September 29, 2025 (the “Grant Date”)

1.         Grant of Award. This Incentive Stock Award Notice (this “Agreement”) is made in connection with your employment as Executive Vice President and Chief Financial Officer and serves to notify you that National Research Corporation, a Delaware corporation (the “Company”), hereby grants to you the Shares on the terms and conditions set forth in this Agreement and subject to the 2025 Omnibus Incentive Plan (the “Plan”). You should review the terms of this Agreement carefully.

2.         Restrictions and Vesting. Subject to the terms and conditions set forth in this Agreement, the Shares shall vest as follows:

(a)    With respect to 25% of the Shares (with fractional shares rounded to the nearest whole share), such restricted shares shall vest automatically on the date ninety (90) days after your Start Date (as defined in your Executive Employment Agreement) with the Company if (and only if) you are continuously employed by the Company from the date hereof through the ninetieth (90th) day after your Start Date;

(b)    With respect to 25% of the Shares (with fractional shares rounded to the nearest whole share), such restricted shares shall vest automatically on the first (1st) anniversary of your Start Date, if (and only if) you are continuously employed by the Company from the date hereof through the first (1st) anniversary of your Start Date;

(c)    With respect to 25% of the Shares (with fractional shares rounded to the nearest whole share), such restricted shares shall vest automatically on the second (2nd) anniversary of your Start Date, if (and only if) you are continuously employed by the Company from the date hereof through the second (2nd) anniversary of your Start Date; and

(d)    With respect to 25% of the Shares (with fractional shares rounded to the nearest whole share), such restricted shares shall vest automatically on the third (3rd) anniversary of your Start Date, if (and only if) you are continuously employed by the Company from the date hereof through the third (3rd) anniversary of your Start Date.

(e)    Notwithstanding anything to the contrary in this Agreement, all unvested Shares will fully vest upon the “double trigger” of (1) a change in control of the Company (a “Change in Control”) and (2) termination without Cause or resignation with Good Reason within ninety (90) days prior to or one (1) year after the Change in Control; provided, however, that any transaction in which the Permitted Members are the largest beneficial owners will not be considered a “Change in Control.”

3.         Additional Vesting Matters. Any Shares that do not vest as a result of your failure to have been continuously in the employment or service of the Company from your start date until the vesting dates shall automatically be forfeited on the date your employment is terminated without any obligation of the Company to pay any amount or deliver any Shares to you or to any other person or entity.

4.         Book-Entry Registration. The Shares initially will be evidenced by book-entry registration only, without the issuance of a certificate representing the Shares.

5.         Issuance of Shares. Subject to Sections 6 and 7 of this Agreement, upon the vesting of any Shares pursuant to this Agreement, the Company shall issue a certificate or book-entry representing such vested Shares as promptly as practicable following the date of vesting. The Shares may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

6.         Withholding. You shall pay to the Company or make other arrangements satisfactory to the Company regarding the payment of any federal, state, or local taxes of any kind required by applicable law to be withheld with respect to the Shares awarded under this Agreement. At each vesting event set forth in Section 2 of this Agreement, the Company will have the option to withhold Shares equal to the federal, state, and other taxes payable by you and deposit cash equal to such taxes with the respective taxing authorities. If Shares are not withheld by the Company, you will deliver to the Company within five (5) business days after the vesting date the amount of such taxes or provide evidence that you have made the relevant tax deposits. Your right to receive the Shares under this Agreement is subject to, and conditioned on, your payment of such withholding amounts.

7.         Restrictions on Issuance of Shares. If at any time the Company determines that the listing, registration, or qualification of the Shares upon any securities exchange or quotation system, or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate representing any vested Shares, such issuance may not be made in whole or in part unless and until such listing, registration, qualification, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

8.         Holding Requirement.

(a)    You agree that, so long as you are employed by the Company, you will not transfer, sell, assign, pledge, encumber, hypothecate, or otherwise dispose of (collectively, “Transfer”) and will continue to hold at least seventy-five (75%) percent of the Shares held pursuant to this Agreement (less any Shares sold or withheld to fund taxes on vesting pursuant to Section 6 of this Agreement) until the value of the Shares held is at least twice (2x) your annual base salary; provided that transfers for estate planning purposes will be permitted with the consent of the Company.

(b)    After the restrictions set forth in subsection (a) are met, you will continue to hold, directly and through permitted estate planning vehicles, Shares worth at least twice (2x) your annual base salary for the duration of your employment.

(c)    While subject to the holding requirements set forth in this Section 8, the Shares may be subject to stop transfer restrictions and if issued in certificated form, a customary restrictive legend will be affixed to the Share certificate.

9.         Definitions.         For purposes of this Agreement, the terms below shall have the ascribed meanings.

(a)    “Cause” Defined. “Cause” for termination by the Company or any Affiliate of your employment or service shall mean the definition of Cause contained in your Executive Employment Agreement or, if no such agreement is in effect, Cause shall mean: (i) refusal or negligent or intentional failure by you to perform the essential functions of your position with the Company or any Affiliate after written warning and reasonable opportunity to cure, other than any failure resulting from your incapacity due to physical or mental disability, it being understood that a reasonable, good faith attempt to perform but failure to do so will not be deemed a failure to perform essential functions for purposes of this definition of Cause; (ii) your failure to comply with any lawful directive by the Board of Directors of the Company (the “Board”) after written warning and reasonable opportunity to cure, it being understood that a reasonable, good faith attempt to comply with such directive but failure to do so will not be deemed a failure to comply for purposes of this definition of “Cause”; (iii) a material violation by you of the corporate governance guidelines, code of ethics, insider trading policy, governance policy, or other policy of the Company or any Affiliate; (iv) a breach by you of any fiduciary duty to the Company or any Affiliate; (v) misconduct in the course and scope of employment by you that is materially injurious to the Company or any Affiliate from a monetary or reputational standpoint; (vi) any attempt by you to willfully obtain any personal profit from any transaction which is adverse to the interests of the Company or any Affiliate or in which the Company or any Affiliate has an interest (unless your interest in the transaction has been disclosed to, and the transaction has been approved by, the Board or any committee thereof) or any act of fraud or embezzlement against the Company or any Affiliate or any of their respective customers or suppliers; (vii) a material breach by you of any of the covenants contained in any employment, severance or other agreement applicable to you; (viii) the repeated use of alcohol, abuse of prescription drugs, or use of illegal drugs by you that interferes with your duties, or a material violation by you of the drug and/or alcohol policies of the Company or any Affiliate; (ix) violation by you of any applicable law, rule or regulation, including without limitation the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule, or regulation, in each case, that is materially injurious to the Company or any Affiliate from a monetary or reputational standpoint; or (x) the conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude.

(b)    “Change in Control” Defined. “Change in Control” means (A) a change in control of the Company of a nature that would be required to be reported in response to Item 5.01 of a Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (B) if any of the following occurs after the Grant Date:

(i)    Any “person” within the meaning of Section 3(a)(9) of the Exchange Act, and as modified and used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (but excluding the Company, any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan (acting as trustee) or other fiduciary holding securities under an employee benefit plan of the Company), and any underwriter temporarily holding securities pursuant to an offering of such securities) (“Person”), other than a Permitted Holder becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change in Control: any acquisition by any corporation if, immediately following such acquisition, more than seventy-five percent (75%) of the outstanding securities of the acquiring corporation (or the parent thereof) ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;

(ii)    Individuals who constitute the Board of the Company as of the Grant Date (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Grant Date, whose election or nomination for election by the Company’s stockholders was approved by a vote of at least three-fourths (3/4) of the directors comprising the Incumbent Board, either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination (other than an election or nomination of an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of the Company, including, without limitation, in connection with a “tender offer,” as such term is used in Section 14(d) of the Exchange Act), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

(iii)    Upon the consummation by the Company of a reorganization, merger, or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger, or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than seventy-five percent (75%) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

(iv)    Upon the approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a subsidiary of the Company or to an entity controlled by a Permitted Holder; or

(v)    Upon the consummation of a transaction subject to Rule 13e-3 of the Exchange Act (other than any such transaction in which the Permitted Holders identified in romanette (iii) of the definition of Permitted Holder hereunder are the beneficial owners of more than fifty percent (50%) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors).

(c)    “Good Reason” Defined. “Good Reason” shall mean the definition of Good Reason contained in your Executive Employment Agreement or, if no such agreement is in effect, "Good Reason shall mean: the occurrence of any of the following, without your written consent, resulting in the termination by you of your employment or service with the Company or any Affiliate:

(i)    material diminution in the overall scope of your duties, authorities and/or responsibilities, it being understood that (A) the fact that the Company may be a subsidiary of a different public company or becomes a private company, and any diminution of duties in respect of no longer having public company related duties, and (B) a change in reporting responsibilities to the extent the Company becomes part of a larger corporate group, will not be considered a diminution;

(ii)    requirement to spend more than 5 days per month at the Company’s headquarters; or

(iii)    diminution by ten percent (10%) or more of your annual base salary in effect, except a decrease in connection with the same percentage decrease applied to all members of the senior leadership team in response to a Company or other event or circumstance that, in the good faith determination of the Board, requires such cost-saving measures.

(d)    “Permitted Holder” Defined. “Permitted Holder” means: (i) the Company or a subsidiary of the Company, (ii) any employee benefit plan sponsored by the Company or a subsidiary of the Company, (iii) Michael or Karen Hays, or their siblings, or the children or grandchildren of Michael or Karen Hays or their siblings (collectively, “Hays Family Members”) or one or more trusts, corporations, partnerships, limited partnerships, limited liability companies, or other such entities, so long as at least eighty percent (80%) of the beneficial interests of each such entity are held by Mr. or Mrs. Hays and/or one or more Hays Family Members, and (iv) Trent Green and his spouse, or the children or grandchildren of Mr. and Mrs. Green (collectively, “Green Family Members”) or one or more trusts, corporations, partnerships, limited partnerships, limited liability companies, or other such entities, so long as at least eighty percent (80%) of the beneficial interests of each such entity are held by Mr. or Mrs. Green and/or one or more Green Family Members.

10.         Nonassignability. Your rights under this Agreement may not be alienated, transferred, assigned, or pledged (except by will or the laws of descent and distribution). However, the Shares may be Transferred to a permitted estate planning vehicle in accordance with the terms of this Agreement.

11.         Rights as a Stockholder; Limitation on Rights. As to all vested Shares, subject to the terms hereof, you will have all of the other rights of a stockholder with respect to the Shares so awarded. For clarity, no dividends or dividend equivalents shall be paid on Shares granted before such Shares vest and you shall have no right to vote any Shares unless and until such Shares vest.

12.         Rights of the Company and Affiliates. This Agreement does not affect the right of the Company or an Affiliate to take any corporate action whatsoever, including, without limitation, its right to recapitalize, reorganize, or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, Company stock, or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business. Nothing in this Agreement shall create any rights to employment by the Company or any Affiliate or alter the at-will nature of your employment.

13.         Amendment. Except as otherwise provided herein, the Company may only alter, amend, or terminate this Agreement with your consent.

14.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

15.         Notices. All notices and other communications to the Company required or permitted under this Agreement shall be written and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, addressed to the Company’s office at 1245 Q Street, Lincoln, Nebraska 68508, Attention: Chief Executive Officer. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein.

16.         Plan Control. This Agreement is awarded under and subject to the Plan and, in the event of a conflict between this Agreement and the Plan, the Plan will control.

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ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Agreement. The undersigned further acknowledges that this Agreement set forth the entire understanding between him or her and the Company regarding the subject matter of this Agreement and that this Agreement supersede all prior oral and written agreements on that subject.

Dated:  September 29, 2025

Grantee:

/s/ Shane Harrison
Shane Harrison

National Research Corporation

By:	/s/ Trent Green
Trent Green
Chief Executive Officer